Exhibit 99

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Maytag Announces Second Quarter 2005 Results

          NEWTON, Iowa, July 22 /PRNewswire-FirstCall/ -- Maytag Corporation   (NYSE: MYG) today reported second quarter consolidated sales of $1.23 billion,  up 6.7 percent from sales of $1.15 billion in the same period last year.

          Reported net income for the second quarter was $3.5 million or 4 cents per  share, compared with a net loss of $41.1 million, or 52 cents per share, a  year earlier.  Diluted earnings per share for the second quarter included the  following:

	Three Months Ended

	July 2 2005	July 3 2004

Diluted Earnings (Loss) Per Share	$0.04	$(0.52)

Included in diluted earnings (loss) per share (net of tax) were the following items:
Restructuring and related charges - Galesburg	0.01	0.13
Restructuring and related charges - reorganization	0.02	0.11
Goodwill impairment-Commercial Products	—	0.12
Front-load washer litigation	—	0.16
Adverse judgment on pre-acquisition distributor lawsuit	—	0.09

          Second quarter sales were up year-over-year in all major categories of the  home appliances segment -- refrigeration, laundry, cooking, dishwashing and  floor care. Sales of Commercial Products declined versus a year ago, a result  of continued weakness in the vending industry.

          Maytag Chairman and CEO Ralph Hake said that sales of major appliances  showed solid improvement during the quarter with refrigeration and cooking  product sales up appreciably.  “Sales of our French-Door bottom-freezers under  the Jenn-Air, Maytag and Amana brand names are strong.  In cooking, all Jenn- Air products, including cook tops and wall ovens generated positive gains for  the company.   Also, Jenn-Air stainless steel dishwashers and Maytag’s new  Neptune front-load washers have generated encouraging consumer interest this  quarter.”

          Hake noted that all floor care categories sold under the Hoover brand  experienced significant year-over-year growth with market share gains in  upright vacuums as the primary sales driver.

          Maytag Services and Maytag International continued to produce strong  revenue growth compared to the second quarter of 2004.

          “Compared to last year, operations benefited from sales growth, a positive  mix in major appliances, and savings from our ‘One Company’ restructuring and  the Galesburg plant closing,” said Hake. “However, these improvements were  offset by rising raw material costs including steel and resins, higher fuel  and transportation costs and lower floor care pricing.”

          Sales were up sequentially from the first quarter of 2005, benefiting from  refrigeration sales beyond normal seasonal increases. Operating income was  down sequentially from the first quarter of 2005, due to planned national  advertising expenditure increases, which more than offset the benefit from  increased sales.

          During the quarter, the company signed a commitment letter for a  $500 million five-year, senior secured revolving credit facility. The new credit facility would be fully underwritten by J.P. Morgan Chase Bank, N.A. and Citigroup Global Markets, Inc. and secured by accounts receivable and  inventory of certain Maytag subsidiaries.  The company also announced that it  has amended its current $300 million revolving credit facility, due March  2007.  The current $300 million credit facility would be replaced upon the  issuance of the $500 million credit facility.

          Six-Month Performance
          Maytag’s sales in the first six months of 2005 were $2.40 billion, up one  percent from sales of $2.37 billion in the first six months of 2004.   Operating income was $43.8 million, up from $30.2 million reported in the  year-earlier period.

          Reported net income for the first six months of 2005 was $11.2 million, or  14 cents per share.  In the first six months of 2004, Maytag reported a net  loss of $2.4 million, or 3 cents per share.

          For the first six months of 2005, cash flow used by operations was   $47.4 million, approximately the same as the first six months of 2004. The use  of cash flow in both periods is due primarily to seasonal increases in working  capital.  Cash flow was also impacted by lower pension contributions in the  first half of 2005 compared to the same period in 2004.  As of the end of the  second quarter, cash and cash equivalents increased by $61.5 million to   $69 million, compared to the same period in the prior year, and total debt  levels declined by $118 million to $977 million.

          The earnings (loss) per share for the first six months of 2005 and 2004  included the following items:

	Six Months Ended

	July 2 2005	July 3 2004

Diluted Earnings (Loss) Per Share	$0.14	$(0.03)

Included in diluted earnings (loss) per share (net of tax) were the following items:
Restructuring and related charges - Galesburg	0.02	0.20
Restructuring and related charges - reorganization	0.05	0.11
Goodwill impairment-Commercial Products	—	0.12
Front-load washer litigation	—	0.16
Adverse judgment on pre-acquisition distributor lawsuit	—	0.09

          Full-Year Projections
          Maytag reaffirmed that its earnings per share estimate for the full year  2005 are expected to be in the range of 45 to 55 cents, including  approximately 10 cents in restructuring charges.

          About Maytag
          Maytag Corporation is a leading producer of home and commercial  appliances.  Its products are sold to customers throughout North America and  in international markets.  The corporation’s principal brands include  Maytag(R), Hoover(R), Jenn-Air(R), Amana(R), Dixie-Narco(R) and Jade(R).

          Quarterly Conference Call
          Maytag will host a conference call for members of the financial community  today at 8:30 a.m. CT (9:30 a.m. ET) to comment on its performance.  Chairman  & CEO Ralph Hake and CFO George Moore will participate in the call.  The  company will not conduct a question-and-answer session for this conference  call.

          Persons wishing to listen should telephone 888-489-9488 at 8:20 a.m. CT  (international participants should dial 415-537-1945).  The conference call  will be recorded and available by telephone from 10:30 a.m. CT July 22 until  10:30 a.m. CT July 26.  Persons interested in listening to the conference call  tape should call 800-633-8284 (or internationally 402-977-9140) and use access  code number 21251588.

          Additionally, Maytag’s conference call will be distributed live over  CCBN’s Investor Distribution Network to both institutional and individual  investors.  Individual investors can listen to the call through CCBN’s  individual investor center at http://www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents ( http://www.streetevents.com ).  The audio webcast can also be accessed through Maytag’s Web site, http://www.maytagcorp.com , by clicking on the “Corporate News Center” and then “Conference Calls.”  Replays will be available on both the Maytag and CCBN Web sites.

          Forward-Looking Statements
          This document includes statements that do not directly or exclusively  relate to historical facts.  Such statements are “forward-looking statements”  within the meaning of Section 27A of the Securities Act of 1933 and Section  21E of the Securities Exchange Act of 1934. These forward-looking statements  include statements regarding benefits of the proposed transactions, expected  cost savings and anticipated future financial operating performance and  results, including estimates of growth.  These statements are based on the  current expectations of management of Maytag.  There are a number of risks and  uncertainties that could cause actual results to differ materially from the  forward-looking statements included in this document.  For example, with  respect to the transaction with a group led by Ripplewood Holdings L.L.C. (1)  Maytag may be unable to obtain shareholder approval required for the  transaction; (2) Maytag may be unable to obtain regulatory approvals required  for the transaction, or required regulatory approvals may delay the  transaction or result in the imposition of conditions that could have a  material adverse effect on Maytag or cause the parties to abandon the  transaction; (3) conditions to the closing of the transaction may not be  satisfied or the merger agreement may be terminated prior to closing; (4)  Maytag may be unable to achieve cost-cutting goals or it may take longer than  expected to achieve those goals; (5) the transaction may involve unexpected  costs or unexpected liabilities; (6) the credit ratings of Maytag or its  subsidiaries may be different from what the parties expect; (7) the businesses  of Maytag may suffer as a result of uncertainty surrounding the transaction;  (8) the industry may be subject to future regulatory or legislative actions  that could adversely affect Maytag; and (9) Maytag may be adversely affected  by other economic, business, and/or competitive factors. Additional factors  that may affect the future results of Maytag are set forth in its filings with  the Securities and Exchange Commission (“SEC”), which are available at  www.maytagcorp.com.  Maytag undertakes no obligation to publicly update or  revise any forward-looking statements, whether as a result of new information,  future events or otherwise.

          Additional Information and Where to Find It
          In connection with the proposed transaction with an investor group led by  private equity firm Ripplewood Holdings L.L.C., Maytag has filed a definitive  proxy statement and may file other relevant documents concerning the proposed  merger with SEC.  WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT AND  THE OTHER RELEVANT DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY  WILL CONTAIN IMPORTANT INFORMATION ABOUT MAYTAG AND THE PROPOSED TRANSACTION.   Investors can obtain free copies of the definitive proxy statement as well as  other filed documents containing information about Maytag at  http://www.sec.gov, SEC’s Web site.  Free copies of Maytag’s SEC filings are  also available on Maytag’s Web site at http://www.maytagcorp.com .

          Participants in the Solicitation
          Maytag and its executive officers and directors and Ripplewood Holdings  L.L.C., Triton Acquisition Holding and Triton Acquisition and their respective  affiliates, executive officers and directors may be deemed, under SEC rules,  to be participants in the solicitation of proxies from Maytag’s stockholders  with respect to the proposed transaction.  Information regarding the officers  and directors of Maytag is included in its definitive proxy statement for its  2005 annual meeting filed with SEC on April 4, 2005.  More detailed  information regarding the identity of potential participants, and their direct  or indirect interests, by securities, holdings or otherwise, is set forth in  the proxy statement and other materials filed or to be filed with SEC in  connection with the proposed transaction.

Media Contact:	John Daggett
Maytag Corporate Communications
(641) 787-7711
john.daggett@maytag.com

SECOND QUARTER SALES AND EARNINGS COMPARISON (UNAUDITED)

NET SALES (in thousands)

	2005	2004	% Change

Home Appliances	$1,163,259	$1,077,643	7.9
Commercial Products	66,459	74,586	(10.9)

Consolidated	$1,229,718	$1,152,229	6.7

OPERATING INCOME (LOSS) (in thousands)

	2005	2004	% Change

Home Appliances	$21,029	$(23,741)	188.6
Commercial Products	(1,354)	(9,697)	86.0

Reported	$19,675	$(33,438)	158.8

Included in operating income (loss)
Restructuring and related charges-Home Appliances	$3,156	$27,783
Front-load washer litigation-Home Appliances	—	18,500
Restructuring and related charges-Commercial Products	224	69
Goodwill impairment-Commercial Products	—	9,600

NET INCOME (LOSS) (in thousands)

	2005	2004	% Change

Reported	$3,481	$(41,084)	108.5

Included in net income (loss) (net of tax)
Restructuring and related charges	$2,092	$18,879
Goodwill impairment-Commercial Products	—	9,600
Front-load washer litigation	—	12,488
Adverse judgment on pre-acquisition distributor lawsuit	—	7,091

BASIC EARNINGS (LOSS) PER SHARE

	2005	2004	% Change

Reported	$0.04	$(0.52)	108.4

Included in basic earnings (loss) per share (net of tax)
Restructuring and related charges	$0.03	$0.24
Goodwill impairment-Commercial Products	—	0.12
Front-load washer litigation	—	0.16
Adverse judgment on pre-acquisition distributor lawsuit	—	0.09
Basic weighted-average shares outstanding (thousands)	79,818	79,012

DILUTED EARNINGS (LOSS) PER SHARE

	2005	2004	% Change

Reported	$0.04	$(0.52)	108.4

Included in diluted earnings (loss) per share (net of tax)
Restructuring and related charges	$0.03	$0.24
Goodwill impairment-Commercial Products	—	0.12
Front-load washer litigation	—	0.16
Adverse judgment on pre-acquisition distributor lawsuit	—	0.09
Diluted weighted-average shares outstanding (thousands)	79,818	79,012

FIRST HALF SALES AND EARNINGS COMPARISON

NET SALES (in thousands)

	2005	2004	% Change

Home Appliances	$2,276,446	$2,222,429	2.4
Commercial Products	121,111	148,744	(18.6)

Consolidated	$2,397,557	$2,371,173	1.1

OPERATING INCOME (LOSS) (in thousands)

	2005	2004	% Change

Home Appliances	$47,664	$36,604	30.2
Commercial Products	(3,903)	(6,410)	39.1

Reported	$43,761	$30,194	44.9

Included in operating income (loss)
Restructuring and related charges-Home Appliances	$7,872	$35,778
Front-load washer litigation-Home Appliances	—	18,500
Restructuring and related charges-Commercial Products	362	69
Goodwill impairment-Commercial Products	—	9,600

NET INCOME (LOSS) (in thousands)

	2005	2004	% Change

Reported	$11,213	$(2,360)	575.1

Included in net income (loss) (net of tax)
Restructuring and related charges	$5,393	$24,196
Goodwill impairment-Commercial Products	—	9,600
Front-load washer litigation	—	12,488
Adverse judgment on pre-acquisition distributor lawsuit	—	7,091

BASIC EARNINGS (LOSS) PER SHARE

	2005	2004	% Change

Reported	$0.14	$(0.03)	570.6

Included in basic earnings (loss) per share (net of tax)
Restructuring and related charges	$0.07	$0.31
Goodwill impairment-Commercial Products	—	0.12
Front-load washer litigation	—	0.16
Adverse judgment on pre-acquisition distributor lawsuit	—	0.09
Basic weighted-average shares outstanding (thousands)	79,690	78,929

DILUTED EARNINGS (LOSS) PER SHARE

	2005	2004	% Change

Reported	$0.14	$(0.03)	570.6

Included in diluted earnings (loss) per share (net of tax)
Restructuring and related charges	0.07	$0.31
Goodwill impairment-Commercial Products	—	0.12
Front-load washer litigation	—	0.16
Adverse judgment on pre-acquisition distributor lawsuit	—	0.09
Diluted weighted-average shares outstanding (thousands)	79,690	78,929

MAYTAG CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(In thousands, except per share data)

	Second Quarter Ended		Six Months Ended

	July 2 2005	July 3 2004	July 2 2005	July 3 2004

Net sales	$1,229,718	$1,152,229	$2,397,557	$2,371,173
Cost of sales	1,093,858	1,003,726	2,132,627	2,011,549

Gross profit	135,860	148,503	264,930	359,624
Selling, general and administrative expenses	112,805	125,989	212,935	265,483
Restructuring and related charges	3,380	27,852	8,234	35,847
Goodwill impairment-Commercial Products	—	9,600	—	9,600
Front-load washer litigation	—	18,500	—	18,500

Operating income (loss)	19,675	(33,438)	43,761	30,194
Interest expense	(16,278)	(13,215)	(32,053)	(26,106)
Adverse judgment on pre-acquisition distributor lawsuit	—	(10,505)	—	(10,505)
Other-Net	815	55	3,243	2,921

Income (loss) before income taxes	4,212	(57,103)	14,951	(3,496)
Income tax expense (benefit)	731	(16,019)	3,738	(1,136)

Net income (loss)	$3,481	$(41,084)	$11,213	$(2,360)

Basic earnings (loss) per common share:
Net income (loss)	$0.04	$(0.52)	$0.14	$(0.03)
Basic weighted-average shares outstanding	79,818	79,012	79,690	78,929
Diluted earnings (loss) per common share:
Net income (loss)	$0.04	$(0.52)	$0.14	$(0.03)
Diluted weighted-average shares outstanding	79,818	79,012	79,690	78,929

MAYTAG CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	July 2 2005	January 1 2005	July 3 2004

	(Unaudited)		(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$69,015	$164,276	$7,492
Accounts receivable - net	724,544	629,901	636,929
Inventories	604,383	515,321	591,588
Deferred income taxes	52,973	55,862	61,335
Other current assets	45,419	80,137	89,329
Discontinued current assets	—	—	69,941

Total current assets	1,496,334	1,445,497	1,456,614
Noncurrent assets	653,626	653,365	574,949
Discontinued noncurrent assets	—	—	61,069

Total noncurrent assets	653,626	653,365	636,018
Property, plant and equipment	869,157	921,162	991,443

Total assets	$3,019,117	$3,020,024	$3,084,075

LIABILITIES AND SHAREOWNERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$553,169	$545,901	$423,950
Accrued liabilities	356,623	358,119	334,507
Notes payable and current portion of long-term debt	188,977	6,043	223,982
Discontinued current liabilities	—	—	100,962

Total current liabilities	1,098,769	910,063	1,083,401
Long-term debt, less current portion	787,839	972,568	870,546
Postretirement benefit liability	528,436	531,995	541,380
Accrued pension cost	504,133	496,480	337,407
Other noncurrent liabilities	177,418	183,942	188,888
Total discontinued noncurrent liabilities	—	—	18,766
Shareowners’ equity (deficit)	(77,478)	(75,024)	43,687

Total liabilities and shareowners’ equity (deficit)	$3,019,117	$3,020,024	$3,084,075

MAYTAG CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands)

	Six Months Ended

	July 2 2005	July 3 2004

Operating activities
Net income (loss)	$11,213	$(2,360)
Depreciation and amortization	82,842	84,066
Deferred income taxes	(8,707)	21,903
Restructuring and related charges, net of cash	(14,735)	29,032
Goodwill impairment-Commercial Products	—	9,600
Front-load washer litigation, net of cash paid	(4,292)	18,500
Adverse judgment on pre-acquisition distributor lawsuit	(12,250)	10,505
Change in working capital	(178,445)	(207,738)
Pension expense	35,509	31,866
Pension contributions	(27,849)	(92,744)
Postretirement benefit liability	(3,559)	3,275
Other	72,849	45,133

Net cash used in operating activities	(47,424)	(48,962)
Investing activities
Proceeds from business disposition, net of transaction costs	11,123	—
Capital expenditures	(35,601)	(48,872)

Investing activities	(24,478)	(48,872)
Financing activities
Net proceeds of notes payable	—	129,484
Dividends on common stock	(21,490)	(28,395)
Repayment of long-term debt	(2,518)	(4,020)
Stock options and employee stock	1,722	1,975
Other	(1,025)	(276)

Financing activities	(23,311)	98,768
Effect of exchange rates	(48)	(198)

Increase (decrease) in cash and cash equivalents	(95,261)	736
Cash and cash equivalents at beginning of period	164,276	6,756

Cash and cash equivalents at end of period	$69,015	$7,492

/CONTACT:     John Daggett, Maytag Corporate Communications, +1-641-787-7711,
john.daggett@maytag.com /Photo:  http://www.newscom.com/cgi-bin/prnh/20000505/MYGLOGO
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/Web site:  http://www.maytagcorp.com /